As filed with the Securities and Exchange Commission on March 16, 2015.

Registration No. 333-201949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SteadyMed Ltd.

(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

SteadyMed Ltd.

5 Oppenheimer Street

Rehovot 7670105, Israel

+972-3-6449556

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jonathan M.N. Rigby

President and Chief Executive Officer

SteadyMed Therapeutics, Inc.

2410 Camino Ramon

San Ramon, California 94583

(925) 272-4999

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

James C. Kitch Michael E. Tenta Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Einat Katzenell Diana Zatuchna Katzenell Dimant Frank 89 Medinat Hayehudim St. Herzeliya Business Park Building E, 9th Floor Herzeliya Pituach 4614001 Israel	Shlomo Landress Amit, Pollak, Matalon & Co. 17 Yitzhak Sade, Nizba Building Tel Aviv 6777517 Israel	Cheryl V. Reicin Mile T. Kurta Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	Chaim Friedland, Adv. Ari Fried, Adv. Gornitzky & Co. Zion House 45 Rothschild Blvd. Tel Aviv 6578403, Israel +972-3-710-9191

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary shares, nominal value NIS 0.01 per share	4,887,500	$14.00	$68,425,000	$7,951

(1)                                     Includes an additional 637,500 that the underwriters have the option to purchase.

(2)                                     Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)                                     Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to Registration Statement on Form S-1 (No. 333-201949) is being filed solely to file Exhibit 5.1, and no changes or additions are being made hereby to the prospectus constituting Part I of this Registration Statement or to Items 13 through 15 or 17 of Part II of this Registration Statement.

Accordingly, such prospectus constituting Part I of this Registration Statement and Items 13 through 15 or 17 of Part II of this Registration Statement have not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedule

(a)                                 Exhibits.

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description of Document

1.1**	Form of Underwriting Agreement

3.1**	Ninth Amended and Restated Articles of Association of the Registrant

3.2**	Form of Restated Articles of Association of the Registrant, to be in effect upon completion of this offering

4.1**	Fourth Amended Investor Rights Agreement, dated February 24, 2014, by and among the Registrant and certain of its shareholders

5.1	Opinion of Amit, Pollak, Matalon & Co.

10.1+**	SteadyMed Ltd. Amended and Restated 2009 Stock Incentive Plan and forms of agreements relating thereto

10.2+**	SteadyMed Ltd. 2013 Stock Incentive Subplan and forms of agreements relating thereto

10.3#**	Supply Agreement, dated December 10, 2013

10.4**	Lease, dated September 20, 2012, by and between the Registrant and Annabel Investment Company

10.5**	First Lease Addendum, dated June 11, 2013, by and between the Registrant and Annabel Investment Company

10.6**	Lease Agreement, dated May 9, 2012, by and between the Registrant and Bacher and Sons (1983) and Food Supply and Marketing Ltd.

10.7**	Amendment to Lease Agreement, dated February 10, 2015, by and between the Registrant and Bechar & Sons (1983) Food Supply and Marketing Ltd.

10.8**	Loan and Security Agreement, dated February 20, 2013, by and between SteadyMed Therapeutics, Inc. and Square 1 Bank

10.9**	First Amendment to Loan and Security Agreement, dated March 20, 2013, by and between SteadyMed Therapeutics, Inc. and Square 1 Bank

10.10**	Employment Agreement by and between SteadyMed Therapeutics, Inc. and Jonathan M.N. Rigby, to be in effect upon completion of this offering

10.11**	Employment Agreement by and between SteadyMed Therapeutics, Inc. and David W. Nassif, to be in effect upon completion of this offering

10.12**	Employment Agreement by and between SteadyMed Therapeutics, Inc. and Peter D. Noymer, to be in effect upon completion of this offering

10.13+**	Form of Indemnification Agreement by and between the Registrant and each of its directors and officers

21.1**	Subsidiaries of the Registrant

23.1**	Consent of Independent Registered Public Accounting Firm

Exhibit Number	Description of Document

23.2	Consent of Amit, Pollak, Matalon & Co. (included in Exhibit 5.1)

24.1**	Power of Attorney

**                                  Previously filed.

+                                        Indicates a management contract or compensatory plan.

#                                         Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(b)                                 Financial Statement Schedules.

Schedules have been omitted because they are not required or are not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, California on March 16, 2015.

STEADYMED LTD.

By:	/s/ JONATHAN M.N. RIGBY
Name: Jonathan M.N. Rigby Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

		President and Chief Executive Office	March 16, 2015
	/s/ JONATHAN M.N. RIGBY	(Principal Executive Officer) and
	Jonathan M.N. Rigby	Authorized Representative in the
United States

	/s/ DAVID W. NASSIF	Chief Financial Officer	March 16, 2015
	David W. Nassif	(Principal Financial and Accounting Officer)

	*	Director	March 16, 2015
Keith Bank

	*	Director	March 16, 2015
Stephen J. Farr

	*	Director	March 16, 2015
Ron Ginor

Director
Donald D. Huffman

	*	Director	March 16, 2015
Brian J. Stark

	*	Director	March 16, 2015
William S. Slattery

*By:	/s/ JONATHAN M.N. RIGBY
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1**	Form of Underwriting Agreement

3.1**	Ninth Amended and Restated Articles of Association of the Registrant

3.2**	Form of Restated Articles of Association of the Registrant, to be in effect upon completion of this offering

4.1**	Fourth Amended Investor Rights Agreement, dated February 24, 2014, by and among the Registrant and certain of its shareholders

5.1	Opinion of Amit, Pollak, Matalon & Co.

10.1+**	SteadyMed Ltd. Amended and Restated 2009 Stock Incentive Plan and forms of agreements relating thereto

10.2+**	SteadyMed Ltd. 2013 Stock Incentive Subplan and forms of agreements relating thereto

10.3#**	Supply Agreement, dated December 10, 2013

10.4**	Lease, dated September 20, 2012, by and between the Registrant and Annabel Investment Company

10.5**	First Lease Addendum, dated June 11, 2013, by and between the Registrant and Annabel Investment Company

10.6**	Lease Agreement, dated May 9, 2012, by and between the Registrant and Bacher and Sons (1983) and Food Supply and Marketing Ltd.

10.7**	Amendment to Lease Agreement, dated February 10, 2015, by and between the Registrant and Bechar & Sons (1983) Food Supply and Marketing Ltd.

10.8**	Loan and Security Agreement, dated February 20, 2013, by and between SteadyMed Therapeutics, Inc. and Square 1 Bank

10.9**	First Amendment to Loan and Security Agreement, dated March 20, 2013, by and between SteadyMed Therapeutics, Inc. and Square 1 Bank

10.10**	Employment Agreement by and between SteadyMed Therapeutics, Inc. and Jonathan M.N. Rigby, to be in effect upon completion of this offering

10.11**	Employment Agreement by and between SteadyMed Therapeutics, Inc. and David W. Nassif, to be in effect upon completion of this offering

10.12**	Employment Agreement by and between SteadyMed Therapeutics, Inc. and Peter D. Noymer, to be in effect upon completion of this offering

10.13+**	Form of Indemnification Agreement by and between the Registrant and each of its directors and officers

21.1**	Subsidiaries of the Registrant

23.1**	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Amit, Pollak, Matalon & Co. (included in Exhibit 5.1)

24.1**	Power of Attorney

**                                  Previously filed.

+                                         Indicates a management contract or compensatory plan.

#                                         Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.